                                                               EXHIBIT 10.31

AIRCRAFT USE AGREEMENT

This Aircraft Use Agreement, effective as of May 1, 2006 (this “Agreement”) is entered into by and between S M C ADVISORS, INCORPORATED, a Kentucky corporation with an address of 4350 Brownsboro Road, Suite 310, Louisville, Kentucky 40207 (“SMC”) and CITIZENS FINANCIAL CORPORATION, a Kentucky corporation with an address of The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243 (“CFC”). The parties acknowledge that they are affiliated through the common control of Darrell R. Wells.

RECITALS

WHEREAS, SMC is the owner of a six and one-quarter percent (6.25%) undivided interest (the “Interest”) in a CitationShares CES 680 (Sovereign) aircraft (the “Aircraft”), which Interest enables SMC to use the Aircraft for up to fifty (50) hours per year;

WHEREAS, SMC has entered into (i) that certain Purchase Agreement (FAR91K) with CitationShares Sales, Inc. (Revision No. 1 - December 1, 2005) (the “Purchase Agreement”) and (ii) that certain Management & Dry Lease Exchange Agreement (FAR 91K) with CitationShares Management, L.L.C. (Revision No. 1 - December 1, 2005) (the “Management Agreement”) (collectively, the Purchase Agreement and the Management Agreement as they may be amended from time to time may be referred to hereinafter as the “Operative Documents”);

WHEREAS, SMC has delivered authentic copies of the Operative Documents to CFC; and

WHEREAS, CFC desires to use the Aircraft for up to ten (10) hours per Contract Year (as such term is used in the Operative Documents) of the hours allotted to SMC and SMC is willing to permit such use, subject to the rights of the owners of the remaining interests in the Aircraft as provided in the Operative Documents (the “Additional Interest Owners”), on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     CFC’s Use of Aircraft.

1.1 Agreement to Permit CFC to Use Aircraft. Subject to the terms and conditions hereof and of the Operative Documents, CFC shall be permitted to use the Aircraft for up to ten (10) hours per year, on demand, from the date of this Agreement to April 30, 2008; provided that if SMC has not taken possession of the Aircraft as of the date of this Agreement, the term of this Agreement shall commence on the date that SMC does take possession of the Aircraft and shall expire on the second anniversary of such date; and further provided that if SMC disposes of the Interest, this Agreement shall terminate as of the effective date of such disposition.

    1.2     Cost-Sharing Arrangement. In exchange for SMC’s permission to use the Aircraft as set forth in Section 1.1, CFC agrees that it shall pay the following immediately upon receipt of an invoice for such costs from SMC (capitalized terms used in this section not otherwise defined herein shall have the definitions set forth for such terms in the Management Agreement):

(a) Twenty percent (20%) of the Monthly Fixed Costs;

(b) Twenty percent (20%) of any amounts invoiced to SMC by CitationShares Management, L.L.C. related to Airworthiness Directives, Service Bulletins, upgrades to the Aircraft and regulatory compliance charges;

(c) The Effective Flight Hourly Rate (which includes both Fixed and Fuel Components and, if applicable, any then current Fuel Cost Premium) for each Flight Hour the Aircraft is used by CFC;

(d) Late Cancellation Fees and Positioning Fees, if any;

(e) Fees related to CFC’s use of the aircraft telephone, ground transportation and catering;

(f) Landing, handling and international flight fees at both origin and destination airports for CFC’s Trips;

(g) All Federal Excise Taxes (FET) or similar taxes related to CFC’s Trips;

(h) Federal, state, local, airport and fuel taxes for CFC’s Trips; and

(i) Any other sums payable by SMC under the Management Agreement related to CFC’s use of the Aircraft, including without limitation, any amounts invoiced to SMC by CitationShares Management L.L.C. for extraordinary cleaning, wear and damage caused by CFC in the course of CFC’s use of the Aircraft.

The parties acknowledge that the above-referenced fees, including without limitation the Monthly Fixed Costs as well as the Flight Hourly Rate (Fixed Component & Fuel Component), are subject to change from time to time, as specified in the Management Agreement.

1.3     Capital Charge. CFC agrees that it shall pay a capital charge (the “Capital Charge”) to SMC on a quarterly basis as additional compensation for CFC’s use of the Aircraft. The Capital Charge shall be included in invoices sent to CFC by SMC and shall be computed on the basis of CFC’s pro rata usage of the Aircraft (20%), multiplied by the Aircraft Interest Purchase Price incurred by SMC ($915,000), or $183,000 (the “Capital Charge Base”). The Capital Charge shall be determined by multiplying the Capital Charge Base by the greater of [i] six percent (6%) or [ii] the Prime Rate at the opening of business on the date of this Agreement. The rate per annum shall be reset at the opening of business on the first day of each April, July, October and January hereafter (each an “Adjustment Date”) so that for the calendar quarter beginning on that day the rate per annum shall equal the greater of [i] six percent (6%) or [ii] the Prime Rate at the opening of business on that day. The “Prime Rate,” as used in this Agreement, shall mean that rate of interest announced from time to time by National City Bank, Kentucky (the “Bank”) to be its prime rate at its principal office in Louisville, Kentucky, it being understood and agreed that such rate shall not necessarily be the lowest rate the Bank then offers to its most creditworthy borrowers. As of the date of this Agreement, the Prime Rate of the Bank is seven and three-quarters of one percent (7-¾%).

2.     Representations and Warranties

2.1     Representations and Warranties of SMC.

(a)     SMC is a corporation validly existing under the laws of the Commonwealth of Kentucky and has all power and authority to own or lease its properties and to carry on its business where such properties are located and such business is conducted.

(b)     SMC has the power and authority to enter into this Agreement, to execute, deliver and receive all other instruments and documents executed and delivered and received in connection with the transactions herein referred to and to carry out the transactions contemplated hereunder and thereunder.

(c)     There is no action, suit or proceeding pending against SMC before or by any court, administrative agency or other governmental authority that brings into question the validity of, or in any way legally or financially (in the case of performance) impairs, the execution, delivery or performance by SMC of this Agreement.

(d)     The execution and delivery of this Agreement by SMC and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of SMC and do not violate or conflict with (i) any provision of SMC’s Articles of Incorporation or By-Laws, or (ii) any law or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority.

(e)     This Agreement constitutes the valid and binding obligation of SMC enforceable in accordance with its terms, subject, however, to (i) laws of general application affecting creditors’ rights and (ii) judicial discretion, to which equitable remedies are subject.

(f)     SMC is not subject to any restriction (that has not been complied with) or agreement that, with or without the giving of notice, the passage of time, or both, prohibits or would be violated by, or be in conflict with, the execution, delivery and performance of this Agreement and the transaction contemplated hereby.

(g)     EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THERE ARE NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, CONCERNING THE AIRCRAFT, ITS CONDITION, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS AIRWORTHINESS, ITS DESIGN, ITS OPERATION, ITS MERCHANTABILITY OR WITH RESPECT TO PATENT INFRINGEMENT OR THE LIKE. SMC SHALL, IN NO EVENT, BE LIABLE TO CFC FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES CAUSED, DIRECTLY OR INDIRECTLY, BY THE

AIRCRAFT OR ANY INADEQUACY THEREOF FOR ANY PURPOSE, OR ANY DEFICIENCY THEREIN, OR THE USE OR MAINTENANCE THEREOF, OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO EXCEPT AS PROVIDED IN THE OPERATIVE DOCUMENTS AND THEN ONLY TO THE EXTENT THAT SMC HAS BEEN COMPENSATED FOR ANY SUCH DAMAGES EXPERIENCED BY CFC BY ONE OR MORE THIRD PARTIES.

2.2     Representations and Warranties of CFC. CFC represents and warrants to, and agrees with, SMC as follows:

(a)     CFC is a corporation validly existing under the laws of the Commonwealth of Kentucky and has all power and authority to own or lease its properties and to carry on its business where such properties are located and such business is conducted.

(b)     CFC has the power and authority to enter into this Agreement, to execute, deliver and receive all other instruments and documents executed and delivered and received in connection with the transactions herein referred to and to carry out the transactions contemplated hereunder and thereunder.

(c)     There is no action, suit or proceeding pending against CFC before or by any court, administrative agency or other governmental authority that brings into question the validity of, or in any way legally or financially (in the case of performance) impairs, the execution, delivery or performance by CFC of this Agreement.

(d)     The execution and delivery of this Agreement by CFC and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of CFC and do not violate or conflict with (i) any provision of CFC’s Articles of Incorporation or By-Laws, or (ii) any law or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority.

(e)     This Agreement constitutes the valid and binding obligation of CFC enforceable in accordance with its terms, subject, however, to (i) laws of general application affecting creditors’ rights and (ii) judicial discretion, to which equitable remedies are subject.

(f)     CFC is not subject to any restriction (that has not been complied with) or agreement that, with or without the giving of notice, the passage of time, or both, prohibits or would be violated by, or be in conflict with, the execution, delivery and performance of this Agreement and the transaction contemplated hereby.

3.     Indemnification

Each of SMC and CFC will indemnify the other and protect, defend and hold it harmless from and against any and all loss, cost, damage, injury or expense, including, without limitation, reasonable attorneys’ fees, wheresoever and howsoever arising that the indemnified party or its stockholders, or any of its, or their, directors, officers, agents, employees, stockholders or partners, may incur by reason of any breach of the indemnifying party of any of its covenants, representations or obligations set forth in this Agreement. In the event any claim for indemnification hereunder arises on account of a claim or action made or instituted by a third person against the non-indemnifying party, the non-indemnifying party shall notify the indemnifying party promptly after receipt of notice by the non-indemnifying party that such claim was made or that such action was commenced. The indemnifying party shall be entitled to participate in the defense of any such claim or action by counsel of its own choosing. If the indemnifying party shall participate in the defense of such claim or action, the same shall not be settled without its prior written consent (which consent shall not unreasonably be withheld) unless the indemnifying party shall deny or fail to confirm after written request the other’s right to indemnification.

4.     Benefits of Representations, Warranties, Etc.

SMC hereby assigns to CFC (to the extent assignable and to the extent related to CFC’s use of the Aircraft) the benefits of all warranties, representations, covenants and indemnities made to SMC by, or which SMC is entitled to enforce against, any third parties (including without limitation the manufacturer of the Aircraft).

5.     Miscellaneous

5.1 Survival. The representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein.

5.2 Successors and Assigns. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon, the respective successors, assigns and permitted transferees of either party.

5.3 Notices. Any notice, request or other communication to either party by the other hereunder shall be given in writing and shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) telecopied at time of transmission, or (iii) three days after mailed by certified mail, return receipt requested, postage prepaid and addressed to the party for which it is intended at the address as set forth in the introductory paragraph of this Agreement, together with a copy to any addressee as may be designated by a party by notice hereunder. The place to which notices or copies of notices are to be given to either party may be changed from time to time by such party by written notice to the other party.

5.4 Entire Agreement. This Agreement constitutes the entire understanding between the parties and there are no representations or warranties, conditions, covenants or agreements other than as set forth expressly herein and in the Operative Documents, and any changes or modifications hereto or thereto must be in writing and signed by authorized representatives of both parties.

5.5 Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to the conflicts of law provisions of the Commonwealth of Kentucky or of any other state.

5.6 Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall consti-tute one and the same instrument.

5.8 Amendments. This Agreement may be amended or varied only by documents, in writing, of even or subsequent date hereof, executed by CFC and SMC.

5.9 Further Assurances. Each party hereto shall execute and deliver all such further instruments and documents as may reasonably be requested by the other party in order to fully carry out the intent and accomplish the purposes of the Operative Documents and the transactions referred to therein.

5.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforce-able.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of April 25, 2006.

                                SMC:
S M C ADVISORS, INCORPORATED,
                                a Kentucky corporation

By: s/ Darrell R. Wells___________________
      Darrell R. Wells, President

CFC:
CITIZENS FINANCIAL CORPORATION,
                                a Kentucky corporation

By:   s/ Len E. Schweitzer__________________
                                     Len E. Schweitzer, Vice President, Finance /
                               CFO / Treasurer / Secretary

Authority: Resolutions of the Board of Directors of
Citizens Financial Corporation adopted April 12, 2006